Exhibit 99.1

       PPT VISION REPORTS FOURTH QUARTER AND FISCAL 2006 FINANCIAL RESULTS

    MINNEAPOLIS, Dec. 14 /PRNewswire-FirstCall/ -- PPT VISION, Inc.
(OTC Bulletin Board: PPTV) today announced financial results for the fourth quarter and fiscal year ended October 31, 2006. Revenues for the fourth quarter were $1,326,000 compared to revenues of $1,239,000 for the same period in fiscal 2005. Net loss from continuing operations for the fourth quarter of 2006 was $418,000 or $0.10 per share compared to a net loss from continuing operations in the fourth quarter of fiscal 2005 of $601,000 or $0.20 per share.

    For the year ended October 31, 2006, the Company had revenues of $5,693,000 as compared with revenues of $5,648,000 for the year ended
October 31, 2005. The net loss from continuing operations for the year ended October 31, 2006 was $1,287,000 or $0.35 per share compared to a net loss from continuing operations of $2,320,000 or $0.77 per share for fiscal 2005. Net loss from discontinued operations for the year ended October 31, 2005 was $55,000 or $0.02 per share. There was no income or loss from discontinued operations for the year ended October 31, 2006.

    "PPT VISION's IMPACT(TM) intelligent camera product line realized a unit volume increase of 40% and a dollar sales increase of 27% in fiscal year 2006 in comparison to fiscal year 2005," stated Mr. Joe Christenson, President of PPT VISION. "In fact, the Company shipped over 1,000 IMPACT intelligent cameras for the first time in a given fiscal year, an important accomplishment. This is a trend we expect to continue and is a result of the positive customer acceptance that the IMPACT product line is receiving in the manufacturing marketplace and the growing strength of our global network of distribution and integration partners. The fact that total revenue in fiscal year 2006 was flat in comparison to the prior year is due to the fact that sales of our phased out, legacy products declined by 81% on a year over year basis. Going forward, we now expect almost 100% of the Company's revenue to be based on the IMPACT intelligent camera product line. PPT VISION is intensely focused on supporting our growing network of global distribution and integration partners and on continuously improving our IMPACT intelligent camera product line in direct response to user feedback. We believe that as we remain focused on executing this strategy, the sales trend of the IMPACT intelligent camera product line will continue to improve as it has in fiscal year 2006 in comparison to fiscal year 2005," concluded Mr. Christenson.

    Conference Call

    The Company has scheduled a conference call for 10:00 a.m. CST on Thursday, December 14, 2006. In the conference call, the Company will discuss the results for the recent quarter and expectations with respect to future performance. The dial-in number to participate in the call is: 877-407-8214. It will also be broadcast live over the Internet by World Investor Link's Vcall. To listen live, go to http://www.vcall.com .

    A digitized replay of the fourth quarter and year end conference call will be available beginning the afternoon of December 16th until 11:59 p.m. (Eastern) on December 21st. To access the replay please use the following numbers: U.S. = 877-660-6853 or International = 201-612-7415. The replay passcodes are: Account #286 and Conference ID # 2230003. The full conference call will also be available for replay at http://www.vcall.com .

    About PPT VISION

    PPT VISION, Inc. ("the Company") designs, manufactures, and markets machine vision based intelligent cameras used for automated inspection, measurement, and guidance applications in the manufacturing marketplace. The Company's IMPACT intelligent camera product line enables manufacturers to realize significant economic paybacks by increasing the quality of manufactured parts and improving the productivity of manufacturing processes. The Company's IMPACT intelligent camera product line is sold through a global network of distribution and integration partners to end-user manufacturers, original equipment manufacturers (OEM's), and manufacturing machine builders, in a wide variety of manufacturing markets including electronics, automotive, medical device, and packaged goods industries. The Company's Common Stock trades on the OTC Bulletin Board under the symbol PPTV.OB. For more information, please see the PPT VISION, Inc. web site at http://www.pptvision.com .

    Forward Looking Statements

    The discussion above contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's expectations, beliefs, intentions and strategies regarding the future. Forward-looking statements include, without limitation, statements regarding the extent and timing of future revenues and expenses and customer demand. All forward-looking statements included in this document are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

    The Company's actual results are subject to risks and uncertainties and could differ materially from those discussed in the forward-looking statements. These statements are based upon the Company's expectations regarding a number of factors, including the Company's ability to obtain additional working capital if necessary to support its operations, the success of the Company's new IMPACT machine vision micro-system, changes in worldwide general economic conditions, cyclicality of capital spending by customers, the Company's ability to keep pace with technological developments and evolving industry standards, worldwide competition, and the Company's ability to protect its existing intellectual property from challenges from third parties. A detailed description of the factors that could cause future results to materially differ from the Company's recent results or those projected in the forward-looking statements are contained in the section entitled "Description of Business" under the caption "Important Factors Regarding Forward-Looking Statements" contained in its filing with the Securities and Exchange Commission on Form 10-KSB for the year ended October 31, 2005 and other reports filed with the Securities and Exchange Commission.

PPT VISION, Inc.
Condensed Statements of Operations
(In thousands, except share and per share data)

                                          Three Months Ended                Year Ended
                                              October 31,                   October 31,
                                      ---------------------------   ---------------------------
                                          2006           2005           2006           2005
                                      ------------   ------------   ------------   ------------
Revenue                               $      1,326   $      1,239   $      5,693   $      5,648
Cost of sales                                  657            785          2,675          2,943
                                      ------------   ------------   ------------   ------------
Gross profit                                   669            454          3,018          2,705

Operating expenses:
  Sales and marketing                          564            528          2,211          2,360
  General and administrative                   247            216            959          1,022
  Research and development                     338            347          1,372          1,343
  Restructuring Charges                          -              -              -            390
                                      ------------   ------------   ------------   ------------
Total operating expenses                     1,149          1,091          4,542          5,115
                                      ------------   ------------   ------------   ------------
Interest and other income                       62             36            237             90
                                      ------------   ------------   ------------   ------------
Loss from operations
  Loss from continuing
   operations                                 (418)          (601)        (1,287)        (2,320)
  Loss from discontinued
   operations                                    -              -              -            (55)
                                      ------------   ------------   ------------   ------------
Net loss                              $       (418)  $       (601)  $     (1,287)  $     (2,375)
                                      ============   ============   ============   ============

Basic and diluted loss per
 share:
  Loss from continuing
   operations                         $      (0.10)  $      (0.20)  $      (0.35)  $      (0.77)
  Loss from discontinued
   operations                         $          -   $          -   $          -   $      (0.02)
                                      ------------   ------------   ------------   ------------
 Net loss                             $      (0.10)  $      (0.20)  $      (0.35)  $      (0.79)
                                      ============   ============   ============   ============
Shares used to compute basic
 and diluted loss per share              4,241,269      2,998,747      3,675,120      2,997,329

PPT VISION, Inc.
Condensed Balance Sheets
(In thousands)

                                                 October 31,    October 31,
                                                     2006           2005
                                                 ------------   ------------
                    ASSETS
Current assets
  Cash and cash equivalents                      $        753   $        778
  Accounts receivable, net                                903          1,197
  Inventories                                             470            490
  Other current assets                                    135            160
                                                 ------------   ------------
    Total current assets                                2,261          2,625
Fixed assets, net                                         308            438
Intangible assets, net                                     22             90
                                                 ------------   ------------
    Total assets                                 $      2,591   $      3,153
                                                 ============   ============

     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenses          $        625   $        590
  Deferred revenue - customer advances                      2              9
                                                 ------------   ------------
    Total current liabilities                             627            599
    Total shareholders' equity                          1,964          2,554
                                                 ------------   ------------
    Total liabilities and shareholders' equity   $      2,591   $      3,153
                                                 ============   ============

SOURCE  PPT VISION, Inc.
    -0-                             12/14/2006
    /CONTACT: Joseph C. Christenson, President and Chief Financial Officer, of PPT VISION, Inc., +1-952-996-9500, or ir@pptvision.com /
    /Web site:  http://www.pptvision.com /
    (PPTV)